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                                                               July 29, 2005


To the Trustees of Cash Assets Trust

     We consent to the incorporation by reference into post-effective amendment No. 30 under the 1933 Act and No. 29 under the 1940 Act of our opinion dated July 29, 1997.


                              Hollyer Brady Barrett & Hines LLP



                                /s/ William L.D. Barrett
                              by------------------------------
                                        Partner